UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2007
CORILLIAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 0-29291

Oregon	91-1795219
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

3400 NW John Olsen Place
Hillsboro, Oregon	97124
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (503) 629-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     On May 15, 2007, Corillian Corporation (“Corillian”) and CheckFree Corporation (“CheckFree”) consummated the merger contemplated by the Agreement and Plan of Merger, dated as of February 13, 2007, among Corillian, CheckFree and a wholly owned subsidiary of CheckFree (the “Merger Agreement”). As a result, Corillian became a wholly owned subsidiary of CheckFree. As previously announced, the Merger Agreement was approved by Corillian’s shareholders on April 30, 2007. Upon the closing of the merger, each outstanding share of Corillian common stock, no par value per share, was cancelled and automatically converted into the right to receive $5.15 in cash, without interest. Under Oregon law, holders of Corillian common stock do not have dissenters’ rights with respect to the merger.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2007

CORILLIAN CORPORATION

By:	/s/ LAURA E. BINION
Laura E. Binion
Senior Vice President and Secretary